Exhibit 5.1

[LETTERHEAD OF CON-WAY INC.]

May 14, 2010

Con-way Inc.

2855 Campus Drive, Suite 300

San Mateo, California 94403

Re: Registration Statement on Form S-3 of Con-way Inc.

Ladies and Gentlemen:

I am Vice President, Deputy General Counsel and Assistant Secretary of Con-way Inc., a Delaware corporation (the “Company”), and am rendering this opinion in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement, dated May 13, 2010 (the “Prospectus Supplement”), to the prospectus, dated May 12, 2010 (the “Base Prospectus,” and together with the Prospectus Supplement, the “Prospectus”), included as part of the Registration Statement on Form S-3 of the Company (File No. 333-166763) (the “Registration Statement”). The Prospectus Supplement relates to the offering by the Company of 4,300,000 shares (the “Firm Shares”) of the Company’s common stock, par value $.625 per share (the “Common Stock”), and up to an additional 645,000 shares of Common Stock (the “Option Shares”) at the Underwriters’ option to cover over-allotments. The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.” The Securities will be sold pursuant to an Underwriting Agreement, dated May 13, 2010 (the “Underwriting Agreement”), among the Company and Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., as managers of the several underwriters named therein.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, I have examined and relied on originals or copies of the following:

(i) the Registration Statement;

(ii) the Prospectus Supplement, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act;

Con-way Inc.

May 14, 2010

(iii) an executed copy of the Underwriting Agreement;

(iv) the Certificate of Incorporation of the Company, as amended to date;

(v) the Bylaws of the Company, as amended to date; and

(vi) certain resolutions of the Board of Directors of the Company, adopted on April 27, 2010 and certain resolutions of the Finance Committee of the Board of Directors adopted on May 13, 2007, relating to the offering of the Common Stock.

In connection with this opinion, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such agreements, instruments, certificates, records and other documents and have made such examination of law as I have deemed necessary or appropriate for the purpose of this opinion. In that examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts relevant to the opinion expressed herein which were not independently established or verified by me, I have relied without independent investigation upon certificates and oral or written statements and representations of public officials, officers and other representatives of the Company and others.

My opinion set forth herein is limited to the Delaware corporate law and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Securities have been duly authorized and, when the Securities have been delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the reference to me under the caption “Legal Matters” in the Registration Statement. In giving this

Con-way Inc.

May 14, 2010

consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gary Cullen

Gary Cullen

Vice President, Deputy General Counsel

and Assistant Secretary